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                               AMENDMENT NO. 4 TO
                              INCENTIVE STOCK PLAN



         This Amendment No. 4 to the Martin Marietta Materials, Inc. Incentive Stock Plan, as previously amended (the "Plan") hereby makes the following amendments, effective as of November 9, 2000.

         A new Section 6.08 of the Plan is added as follows:

                           "Section 6.08 Stock Deferral.

                  (A) A Participant may irrevocably elect, in accordance with the procedure set forth in paragraph (B) below, the following:

                           (1) Whether to defer the distribution of Common Shares after vesting until the date his Employment terminates; and

                           (2) If the election referred to in the preceding paragraph (1) is made, whether to receive payment of the deferred Common Shares in the form of a single lump sum payment or substantially equal annual installments for a period not to exceed ten (10) years.

                  (B)      A Participant's election pursuant to this Section
                           6.08 must be in writing and irrevocably filed with the Corporate Secretary at least five (5) months prior to the date the Common Shares would have been distributed. In the event a Participant fails to make an election under paragraph (A) above, he will automatically receive the distribution of Common Shares in accordance with Sections 6.01, 6.02, 6.03 and 6.04. In the event a Participant elects to defer the distribution of Common Shares under paragraph
                           (A)(1) above but fails to make an election under paragraph (A)(2) above, he will automatically receive the distribution of Common Shares in the form of a single lump sum upon termination of employment.


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                  (C)      The Corporation shall continue to make cash payments
                           equal to dividends in accordance with Section 5.02 to each Participant who chooses to defer the distribution of Common Stock pursuant to this Section
                           6.08. A Participant will not have any voting rights with respect to the Common Shares that are deferred until the deferral period ends and the certificates are distributed."


         All other terms and provisions of the Plan remain in full force and effect.